EXECUTION COPY

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”), dated as of the date indicated on the signature page, is by and among the subscriber or subscribers set forth on the signature page (collectively, the “Subscriber”), and Pershing Gold Corporation, a Nevada corporation (the “Company”).

WHEREAS, the Company desires to issue and sell to the Subscriber, and the Subscriber desires to purchase from the Company, the number of shares indicated on the signature page (the “Shares”) of the Company’s Series E Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”) having the rights and benefits described in the Certificate of Designation, and thirty-six month warrants exercisable for the number of shares of Common Stock indicated on the signature page at $0.40 per share of Common Stock in an amount equal to 40% of the number of shares of Common Stock issuable upon conversion of the Preferred Stock subscribed under this Agreement (the “Warrant”), for an aggregate cash purchase price of $990 for each share of Preferred Stock and associated Warrants as indicated on the signature page subject to the terms and conditions described herein (the “Offering”).

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                      Certain Defined Terms.  For purposes of this Agreement:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall mean this Agreement and the schedules, exhibits and attachments hereto.

“Balance Sheet” shall have the meaning ascribed to such term in Section 3.5.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law or executive order to close.

“Certificate of Designation” means the Certificate of Designation to be filed prior to the Closing by the Company with the Secretary of State of Nevada, in the form of Exhibit A attached hereto.

“Closing” shall have the meaning ascribed to such term in Section 2.2.

“Closing Date” shall have the meaning ascribed to such term in Section 2.2.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, par value $0.0001 per share.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Davis Graham & Stubbs LLP, with offices located at 1550 17th Street, Suite 500, Denver, CO 80202, Attn: Deborah J. Friedman, Esq., Fax: (303) 893-1379.

“Company Group” means the Company and its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Financial Statements” shall have the meaning ascribed to such term in Section 3.5.

“GAAP” means generally accepted accounting principles, as in effect in the United States of America from time to time.

“G&M” shall mean Grushko & Mittman, P.C., with offices located at 515 Rockaway Avenue, Valley Stream, New York 11581, Fax: 212-697-3575.

“Interim Financial Statements” shall have the meaning ascribed to such term in Section 3.5.

“Law” means any statute, law, ordinance, regulation, rule, code, injunction, judgment, decree or order of any United States federal, state or local governmental, regulatory or administrative authority, agency or commission or any judicial or arbitral body.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.4(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means (i) with respect to the Company, any event, change, occurrence or effect that (A) would have a material adverse effect on the business, financial condition, prospects or results of operations of the Company Group, taken as a whole or (B) would prevent, materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the transactions contemplated hereby, and (ii) with respect to a Subscriber, any event, change, occurrence or effect that would prevent, materially delay or materially impede the performance by such Subscriber of its obligations under this Agreement or the consummation of the transactions contemplated hereby.

“Maximum Rate” shall have the meaning ascribed to such term in Section 8.20.

“Offering” shall have the meaning ascribed to such term in the recital.

“Organizational Documents” shall have the meaning ascribed to such term in Section 3.1(b).

“OTCQB” means the OTC Markets’ OTCQB quotation service.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity of any kind.

“Preferred Stock” means up to 15,151 shares of the Company’s Series E Convertible Preferred Stock issued or issuable hereunder having the rights, preferences and privileges set forth in the Certificate of Designation, in the form of Exhibit A hereto.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 5.3.

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 5.3.

“Purchaser Party” shall have the meaning ascribed to such term in Section 8.2.

“Purchase Price” means, as to each Subscriber, the aggregate amount to be paid for the Preferred Stock and Warrants purchased hereunder as specified below such Subscriber’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds and, in the case of one Subscriber, by the cancellation of an obligation of the Company to pay such Subscriber the sum of $645,480.00 pursuant to a promissory note and the surrender of such note to the Company by such Subscriber, as described on the signature page.

“Registration Rights Agreement” means the Registration Rights Agreement between the Subscribers and the Company in the form attached hereto as Exhibit D.

“Regulation D” shall have the meaning ascribed to such term in Section 4.2.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.3(c).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants or conversion in full of all Shares of Preferred Stock, ignoring any conversion or exercise limits set forth therein.

“Restrictive Legend” shall have the meaning ascribed to such term in Section 4.4(c).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.7(a).

“Securities” means the Preferred Stock, the Warrants, and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to the Company, any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (A) of which at least 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) that is under the actual control of the Company.

“Transaction Documents” means this Agreement, the Certificate of Designation, the Warrants, the Registration Rights Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Action Stock Transfer Corp., 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah 84121, telephone (801) 274-1088, fax (801) 599-3678, and any successor transfer agent of the Company.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion or redemption of the Preferred Stock and upon exercise of the Warrants.

“Warrant” means collectively, the Common Stock purchase warrants delivered to the Subscribers at the Closing in accordance with Section 2.2(b) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to 36 months, in the form of Exhibit C attached hereto.

ARTICLE II

PURCHASE AND SALE

Section 2.1                      Purchase and Sale of the Securities.

(a)           Upon the terms and subject to the conditions of this Agreement, at the Closing:  the Company agrees to issue and sell to the Subscriber, and the Subscriber agrees to purchase from the Company, the Preferred Stock and Warrants in the amounts set forth on the signature page hereto for an aggregate cash Purchase Price equal to the purchase price set forth on the signature page hereto, which Purchase Price is payable as described in Section 2.2(b).  The minimum amount of cash Purchase Price for an initial Closing shall be $6,500,000.  The maximum cash Purchase Price for all Closings shall be $15,000,000.

(b)           It is understood and agreed that the Company shall have the sole right, at its complete discretion, to accept or reject this subscription, in whole but not in part, for any reason. Subscriptions need not be accepted in the order received, and the Preferred Stock may be allocated among Subscribers. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue any of the Preferred Stock and Warrants to any person who is a resident of a jurisdiction in which the issuance of the Preferred Stock and Warrants to such person would constitute a violation of the securities, “blue sky” or other similar laws of such jurisdiction.

(c)           The Purchase Price for the Preferred Stock and Warrants shall be received by the Company from the Subscriber as set forth in Section 2.2(b) or by such other means as are  approved by the Company at or prior to the Closing, in the amount as set forth on the signature page hereto. The Company shall deliver certificates representing the Preferred Stock and Warrants to the Subscriber at the Closing bearing the Restrictive Legend.

Section 2.2                      Closing.

(a)            The sale and purchase of the Preferred Stock and Warrants shall take place at a closing (the “Closing”) to be held at the offices of Davis Graham & Stubbs LLP, 1550 Seventeenth St., Suite 500, Denver, Colorado, at 10:00 a.m., Mountain Time, on the closing date, or at such other place or at such other time or on such other date as the Company and the Subscriber mutually may agree in writing.  The day on which the Closing takes place is referred to as the “Closing Date.”  The latest date upon which a Closing may occur is August 23, 2013.

(b)           At the Closing, (i) the Subscriber shall deliver to the Company, by wire transfer to a bank account designated in writing by the Company to the Subscriber at least one Business Day prior to the Closing Date, the applicable Purchase Price in immediately available funds and, in the case of one Subscriber, by cancellation of a $645,480.00 obligation owed by the Company to the Subscriber pursuant to a promissory note which such Subscriber shall surrender to the Company at the Closing, and (ii) the Company shall deliver to the Subscriber a certificate representing the Preferred Stock and Warrants issued in the name of the Subscriber as it is set forth on the signature page and such other documents as are set forth in Section 6.2 below.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Subscriber as follows, as of the date of this Agreement and as of the Closing Date that:

Section 3.1                      Organization and Qualification.

(a)           The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents, except such as would not result in a Material Adverse Effect.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, has not and is not reasonably expected to result in a Material Adverse Effect, and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)           The Company has made available to the Subscriber a complete and correct copy of its articles of incorporation, together with all certificates of designations thereto (the “Articles of Incorporation”), and bylaws (the “Bylaws,” and together with the Articles of Incorporation, the “Organizational Documents”), each as amended to the date hereof.  Such Organizational Documents are in full force and effect.

Section 3.2                      Share Issuance.  The Shares to be issued to the Subscriber pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement (or in the case of the Warrants, when issued and delivered in accordance with the terms of the Warrant Agreement), will be free and clear of all liens and other encumbrances, duly and validly issued and will be fully paid and non-assessable and free from preemptive rights.

Section 3.3                      Authority; No Conflict; Required Consents and Filings.

(a)           The Company has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  All actions on the part of the Company and its officers and directors necessary for the authorization, execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the performance of all of the Company's obligations under this Agreement have been taken or will be taken prior to the Closing.  This Agreement has been duly executed and delivered by the Company, and this Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors and (ii) as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(b)           The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) constitute a violation (with or without the giving of notice or lapse of time, or both) in any material respect of any provision of any Law applicable to the Company Group, (ii) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, other than the Required Approvals, (iii) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any material agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company Group is a party or by which it is bound or to which any assets of the Company Group are subject, (iv) result in the creation of any lien or encumbrance upon the assets of the Company Group, or upon any Shares or other securities of the Company Group, (v) conflict with or result in a breach of or constitute a default under any provision of the Organizational Documents, or (vi) invalidate or adversely affect any permit, license or authorization used in the conduct of the business of the Company Group, except which in any case of (i) and (iii) through (vi), would not, individually or in the aggregate have a Material Adverse Effect.

(c)           The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 5.4 of this Agreement, (ii) the filing with the Commission pursuant to the Registration Rights Agreement, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

Section 3.4                      Capitalization; Subsidiaries.

(a)           The capitalization of the Company is as set forth on Exhibit F.  Except as set forth on Exhibit F, the Company has not issued any capital stock since the date of filing of its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of stock options under equity incentive plans or otherwise, and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of filing of the most recently filed periodic report under the Exchange Act.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as disclosed on Exhibit F, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Subscribers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the board of directors of the Company or others is required for the issuance and sale of the Securities.  Except as disclosed in the SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(b)           Except as set forth in the SEC Reports and as otherwise required by Law, there are no restrictions upon the voting or transfer of any of the shares of capital stock of the Company pursuant to the Articles of Incorporation, Bylaws or other governing documents or any agreement or other instruments to which the Company is a party or by which the Company is bound.

(c)           Exhibit B sets forth a complete list of all of the Subsidiaries, together with their respective jurisdictions of organization, authorized capital stock (to the extent applicable), outstanding equity interests and record ownership thereof.  Except for its Subsidiaries and as otherwise set forth in Exhibit B, the Company does not own or hold, beneficially or of record, any equity or other security of any other Person.

Section 3.5                      Financial Statements; No Undisclosed Liabilities.

(a)           The audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2012 and 2011, and the related audited consolidated statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2012, together with all related notes and schedules thereto, accompanied by the reports thereon of the Company’s independent auditors (collectively referred to as the “Financial Statements”) and the unaudited condensed consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2013 (the “Balance Sheet”), and the related condensed consolidated statements of operations and cash flows of the Company and its Subsidiaries, together with all related notes and schedules thereto (collectively referred to as the “Interim Financial Statements”), have been filed on the SEC's EDGAR system.  Each of the Financial Statements and the Interim Financial Statements (i) has been prepared based on the books and records of the Company and its Subsidiaries (except as may be indicated in the notes thereto), (ii) has been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein and subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments and the absence of notes that will not, individually or in the aggregate, be material.

(b)           There are no debts, liabilities or obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, of the Company or any of its Subsidiaries of a nature required to be reflected on a balance sheet prepared in accordance with GAAP, other than any such debts, liabilities or obligations (i) reflected or reserved against on the Interim Financial Statements, the Financial Statements or the notes thereto, (ii) incurred since the date of the Balance Sheet in the ordinary course of business of the Company and its Subsidiaries, or (iii) that are not, individually or in the aggregate, material to the Company.

Section 3.6                      Material Changes; Undisclosed Events, Liabilities or Developments/Litigation.

(a)           Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate except as disclosed pursuant to Section 16 of the Exchange Act. The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least ten Business Days prior to the date that this representation is made.

(b)           Except as described in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Except as set forth in the SEC Reports, since March 31, 2013, neither the Company nor any Subsidiary, nor to the Company’s knowledge any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(c)           The information regarding the real property of the Company and the Subsidiaries as set forth in the SEC Reports is accurate in all material respects.

Section 3.7                      SEC Reports.

(a)           The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials (together with any materials filed by the Company under the Exchange Act, whether or not required), collectively referred to herein as the “SEC Reports”).  No event or circumstance has occurred within the ten Business Days prior to the date of this Agreement that requires the filing of a Form 8-K, except such as have already been reported pursuant to Form 8-K.

(b)           As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.8                      Private Placement.  Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Subscriber as contemplated hereby.  To the Company’s knowledge, the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the OTCQB.

Section 3.9                      Investment Company.  The Company is not, and, to the Company’s knowledge, is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or, to the Company’s knowledge, be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.10                      Use of Proceeds.   The Company intends to utilize the proceeds received from the Purchase Price for working capital and general corporate purposes.

Section 3.11                      Market Manipulation.   Neither the Company, nor to its knowledge its affiliates, have taken, or will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Underlying Shares or affect the price at which the Underlying Shares may be issued or resold.

Section 3.12                      Quotation.  The Common Stock is quoted on the OTC Markets’ OTCQB under the symbol “PGLC” and satisfies all the requirements for the continued quotation of its Common Stock on the OTCQB.  The Company has not received any oral or written notice that its Common Stock is ineligible or will become ineligible for quotation on the OTCQB or that its Common Stock does not meet all requirements for the continuation of such quotation.

Section 3.13                      Sarbanes-Oxley; Internal Accounting Controls.  Since December 31, 2012, the Company has maintained disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) sufficient to provide reasonable assurance that information required to be disclosed in the Company’s reports filed under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms.  The Company has disclosed, based on its most recent evaluation of the Company’s internal control over financial reporting prior to the date hereof, to the Company’s auditors any significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting.

Section 3.14                      Registration Rights.  Except as disclosed in the SEC Reports, no Person, other than the Subscribers, has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

Section 3.15                      Reporting Company/Shell Company.  The Company is a publicly-held company subject to reporting obligations pursuant to Sections 12(g) and 13 of the Exchange Act.    As of the Closing Date, the Company is not a “shell company” as that term is employed in Rule 144 under the Securities Act.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be in compliance with all such listing and maintenance requirements.

Section 3.16                      Application of Takeover Protections.  There are no applicable control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Subscribers as a result of the Subscribers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Subscribers’ ownership of the Securities.

Section 3.17                      Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date and the Company’s good faith estimate of the fair market value of its assets, and assuming that all of the authorized shares of Preferred Stock are sold and the Company receives full payment therefor, and after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, and (ii) the current cash of the Company, together with the proceeds the Company would receive were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.

Section 3.18                      Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes as required by United States generally accepted accounting principles.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

Section 3.19                      Acknowledgment Regarding Subscribers’ Purchase of Securities.  The Company acknowledges and agrees that each of the Subscribers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that no Subscriber is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Subscriber or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Subscribers’ purchase of the Securities.  The Company further represents to each Subscriber that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

Section 3.20                      No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

Section 3.21                      Survival.  The Company acknowledges and agrees that the representations contained in Article IV shall not modify, amend or affect such Subscriber’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER/LEGEND

Each Subscriber, severally as to itself only and not jointly as to or with anyone else, hereby represents and warrants to the Company as follows:

Section 4.1                      Authority and Enforceability.  The Subscriber has full power and authority to enter into this Agreement, the execution and delivery of which has been duly authorized and this Agreement constitutes a valid and legally binding obligation of the Subscriber, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).  The Subscriber is a resident of the jurisdiction set forth on the signature page hereto and is not acquiring the Securities as a nominee or agent or otherwise for any other person.

Section 4.2                      Private Placement.  The Subscriber acknowledges its understanding that the Offering and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) of the Securities Act and the applicable provisions of Regulation D promulgated thereunder (“Regulation D”) and that the Company is relying on the Subscriber's representations and warranties in connection with the Regulation D exemption.  In furtherance thereof, the Subscriber represents and warrants to the Company and its affiliates as follows:

(a)           The Subscriber is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(b)           The Subscriber realizes that the basis for exemption would not be available if the Offering was part of a plan or scheme to evade registration provisions of the Securities Act or any applicable state or federal securities laws.

(c)           The Subscriber is acquiring the Shares and Warrants solely for the Subscriber’s own beneficial account, for investment purposes, and not with a view towards, or resale in connection with, any distribution of the Shares, Warrants or Underlying Shares.

(d)           The Subscriber has the financial ability to bear the economic risk of the Subscriber’s investment, has adequate means for providing for its current needs and contingencies, and has no need for liquidity with respect to an investment in the Company.

(e)           The Subscriber understands and accepts that the purchase of the Securities is highly risky. The Subscriber represents that it is able to bear any loss associated with an investment in the Securities.

(f)           The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities.

(g)           The Subscriber has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering and the business, financial condition, results of operations and prospects of the Company.  The Subscriber has had access to such information concerning the Company and the Shares as it deems necessary to make an informed investment decision concerning the purchase of the Shares.

(h)           The Subscriber is unaware of, and is in no way relying on, any form of general solicitation or general advertising, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or electronic mail over the Internet, in connection with the Offering and is not subscribing for Shares and Warrants and did not become aware of the Offering through or as a result of any seminar or meeting to which the Subscriber was invited by, or any solicitation of a subscription by, a person not previously known to the Subscriber in connection with investments in securities generally.

(i)           The Subscriber represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Company, as investment advice or as a recommendation to purchase the Securities, it being understood that information and explanations related to the terms and conditions of the Securities shall not be considered investment advice or a recommendation to purchase the Securities.

(j)           The Subscriber confirms that the Company has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of investment in the Securities or (B) made any representation to the Subscriber regarding the legality of an investment in the Securities under applicable legal investment or similar laws or regulations. In deciding to purchase the Securities, the Subscriber is not relying on the advice or recommendations of the Company and the Subscriber has made its own independent decision that the investment in the Securities is suitable and appropriate for the Subscriber.

(k)           The Subscriber understands that, unless the Subscriber notifies the Company in writing to the contrary at or before the Closing, each of the Subscriber’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Subscriber.

(l)           The Subscriber acknowledges that the Company has the right in its sole and absolute discretion to abandon the Offering at any time prior to the completion of the Offering. This Agreement shall thereafter have no force or effect and the Company shall return the previously paid subscription price of the Shares and Warrants, without interest thereon, to the Subscriber.

(m)           The Subscriber understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

Section 4.3                      Transfer Restrictions.  The Subscriber will not sell or otherwise transfer any Securities without registration under the Securities Act or an exemption therefrom, and fully understands and agrees that the Subscriber must bear the economic risk of its purchase because, among other reasons, the Securities have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or an exemption from such registration is available.  In particular, the Subscriber is aware that the Securities are “restricted securities,” as such term is defined in Rule 144, and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met.  The Subscriber also understands that, except as set forth herein and in the Registration Rights Agreement, the Company is under no obligation to register the Securities on behalf of the Subscriber or to assist the Subscriber in complying with any exemption from registration under the Securities Act or applicable state securities laws.  The Subscriber understands that any sales or transfers of the Securities are further restricted by state securities laws and the provisions of this Agreement.  The Subscriber understands that, subject to the Subscriber's rights set forth herein, in the Warrant, and in the Registration Rights Agreement, the Company may establish procedures for approval of transfers, including transfers sought to be permitted under Rule 144, which may result in delays in desired sales or transfers by Subscriber.

Section 4.4                      Legends.

(a)           The Subscriber understands and agrees that the certificates for the Securities shall bear substantially the following legend (the “Restrictive Legend”) until such Securities shall have been disposed of in accordance with a registration statement under the Securities Act that has been declared effective or an exemption thereunder:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS.  SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION.

And certificates representing the shares of Preferred Stock shall also bear substantially the following legend:

THE ACTUAL NUMBER OF SECURITIES HELD BY THE HOLDER HEREOF MAY BE LESS THAN THE NUMBER OF SHARES REPRESENTED BY THIS CERTIFICATE AS A RESULT OF THE PARTIAL CONVERSION OF THESE SECURITIES BY THE HOLDER.

(b)           The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer of the Securities set forth in Section 4 without the consent of the holder thereof.

(c)           Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(a) above): (i) following the disposition of the Underlying Shares pursuant to a registration statement (including the Registration Statement) covering the resale of such security that is effective under the Securities Act, or (ii) following any sale of such Underlying Shares pursuant to Rule 144. The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the sale of the Underlying Shares as set forth in the preceding sentence if required by the Transfer Agent to effect the removal of the legend hereunder.  The Company agrees that following such time as such legend is no longer required under this Section 4.1(c), it will, no later than five Business Days following the delivery by a Subscriber to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such fifth Business Day, the “Legend Removal Date”), deliver or cause to be delivered to such Subscriber a certificate representing such shares that is free from all restrictive and other legends (however, the Corporation shall use reasonable best efforts to deliver such shares within three (3) Trading Days).  Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Subscriber by crediting the account of the Subscriber’s prime broker with the Depository Trust Company System as directed by such Subscriber, if applicable.

(d)           In addition to such Subscriber’s other available remedies, if the Company fails to deliver to a Subscriber such certificate or certificates pursuant to Section 4.4(c) on the second Trading Day after the Legend Removal Date, the Company shall pay to a Subscriber, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the price paid for the Underlying Shares) delivered for removal of the restrictive legend, $10 per Business Day for each Business Day after the second Trading Day following the Legend Removal Date (increasing to $20 per Business Day after the tenth Business Day) until such certificate is delivered without a legend.  Nothing herein shall limit such Subscriber’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Subscriber shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e)           Restrictions on transfer applicable to the Warrants and shares of Common Stock issuable upon exercise of the Warrants are set forth in the Warrant Agreement.

ARTICLE V

OTHER AGREEMENTS AND COVENANTS OF THE PARTIES

Section 5.1                      Reservation and Listing of Securities.

(a)           The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b)           If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the board of directors of the Company shall amend the Company’s articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 90th day after such date.

Section 5.2                      Furnishing Information.  As long as a Subscriber owns Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Closing Date pursuant to the Exchange Act.  As long as a Subscriber owns Shares, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to such Subscriber and make publicly available in accordance with Rule 144(c) under the Securities Act such information as is or would be required for such Subscriber to sell the Shares under Rule 144.  The Company further covenants that it will take such further action to the extent required from time to time to enable such Subscriber to sell Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act.

Section 5.3                      Public Information Failure.  At any time commencing six months after the Closing Date and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) and the Underlying Shares are not then subject to unrestricted public resale pursuant to an effective Registration Statement (a “Public Information Failure”) then, in addition to such Subscriber’s other available remedies, the Company shall pay to a Subscriber, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one percent (1.0%) of the aggregate value of the Preferred Stock (based on the price per share paid by the Subscribers) held by such Subscriber on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Purchasers to transfer the Underlying Shares pursuant to Rule 144.  The payments to which a Subscriber shall be entitled pursuant to this Section 5.3 are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Subscriber shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

Section 5.4                      Securities Laws Disclosure; Publicity.  The Company shall, by 9:00 a.m. (Denver time) on the fourth (4th) Business Day immediately following the Closing Date file a current report on Form 8-K including the forms of the Transaction Documents as exhibits thereto.  From and after the filing of such Form 8-K, the Company represents to the Subscribers that it shall have publicly disclosed all material, non-public information delivered to any of the Subscribers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company and each Subscriber shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Subscriber shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company with respect to any press release of any Subscriber, or without the prior consent of each Subscriber with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, provided that if such disclosure is required by law, the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, and except for any Subscriber that is a director or Affiliate of the Company,  the Company shall not publicly disclose the name of any Subscriber, or include the name of any Subscriber in any filing with the Commission or any regulatory agency or Trading Market unless the name of such Subscriber is already included in the body of the Transaction Documents, without the prior written consent of such Subscriber, except: (a) as required by federal securities law in connection with the filing of final Transaction Documents with the SEC and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Subscribers with prior notice of such disclosure permitted under this clause (b).

Section 5.5                      Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Subscriber or its agents or counsel, other than any Subscriber that is a director or Affiliate of the Company or such Subscriber’s agents or counsel, with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber shall have entered into a written agreement with the Company regarding the confidentiality and use of such information.  The Company understands and confirms that each Subscriber, other than any Subscriber that is a director or Affiliate of the Company,  shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

Section 5.6                      Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Subscriber. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Subscribers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Subscriber.

Section 5.7                      Equal Treatment of Subscribers.  No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration is also offered on a ratable basis to all of the parties to this Agreement. For clarification purposes, this provision constitutes a separate right granted to each Subscriber by the Company and negotiated separately by each Subscriber, and is intended for the Company to treat the Subscribers as a class and shall not in any way be construed as the Subscribers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

Section 5.8                      Further Assurances.  Each of the parties shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, the Warrant Agreement, and the Registration Rights Agreement as promptly as practicable.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.1                      Conditions to Obligations of the Company.  The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(a)           As of the Closing, no legal action, suit or proceeding shall be pending that seeks to restrain or prohibit the transactions contemplated by this Agreement.

(b)           The representations and warranties of the Subscriber contained in this Agreement shall be true and correct in all material respects both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct to the extent set forth above, as of such specified date.  The Subscriber shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

(c)           The Subscriber has delivered to the Company all required documentation including an executed Registration Rights Agreement.

Section 6.2                      Conditions to Obligations of the Subscriber.  Each Subscriber's obligations to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the applicable Subscriber in its sole discretion:

(a)           As of the Closing, no legal action, suit or proceeding shall be pending that seeks to restrain or prohibit the transactions contemplated by this Agreement.

(b)           The representations and warranties of the Company contained in this Agreement or any certificate delivered pursuant hereto shall be true and correct in all material respects both when made and as of the Closing Date or, in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct to the extent set forth above, as of such specified date.  The Company shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

(c)           The Subscriber shall have received a legal opinion from Company Counsel to the effect set forth in Exhibit E hereto.

(d)           The Subscriber shall have received an Officer’s Certificate duly executed by an executive officer of the Company attaching copies of the Organizational Documents and the resolutions of the Board of Directors of the Company approving this Agreement and the transactions contemplated hereby.

(e)           The Subscriber shall have received a certificate of good standing regarding the Company from the Secretary of State of the State of Nevada, dated within seven Business Days of the Closing Date.

(f)           Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to the Company Group.

(g)           The Company shall have executed and delivered to each Subscriber an executed counterpart of the Registration Rights Agreement.

(h)           The Company shall have executed and delivered to each Subscriber a Warrant representing the right to purchase the number of shares of Common Stock set forth on the signature page hereto.

ARTICLE VII

TERMINATION

Section 7.1                      Termination.

(a)           This Agreement may be terminated at any time prior to the Closing:

(i)           by mutual written consent of the Subscriber and the Company;

(ii)           by the Company, if a Subscriber breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.1, (ii) cannot be or has not been cured within 15 days following delivery of written notice of such breach or failure to perform and (iii) has not been waived by the Company;

(iii)           by the Subscriber, if the Company breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.2, (ii) cannot be or has not been cured within 15 days following delivery of written notice of such breach or failure to perform and (iii) has not been waived by the Subscriber;

(iv)           by the Company or the Subscriber if the Closing shall not have been consummated on or before August 15, 2013; provided, that the right to terminate this Agreement under this Section 7.1(a)(iv) shall not be available if the failure of the party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of the failure of the Closing to be consummated on or prior to such date;

(v)           by the Company or the Subscriber if, as of the Closing, any legal action, suit or proceeding shall be pending that seeks to restrain or prohibit the transactions contemplated by this Agreement;

(vi)           by the Company or the Subscriber if, from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the SEC or the OTCQB, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall have been suspended or limited, or minimum prices shall have been established on securities whose trades are reported by such service, or a banking moratorium shall have been declared either by the United States or New York State authorities or shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Company or such Subscriber, makes it impracticable or inadvisable to purchase or sell the Securities; or

(vii)           by the Subscriber if, as of the Closing, Preferred Stock requiring cash payment of at least $6,500,000 has not been subscribed for.

(b)           The party seeking to terminate this Agreement pursuant to this Section 7.1 shall give prompt written notice of such termination to the other party.

Section 7.2                      Effect of Termination.  In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party except that (a) the provisions of Article VIII (other than Sections 8.1 and 8.2) and this Section 7.2 shall remain in effect and (b) nothing herein shall relieve any party from liability for any breach of this Agreement prior to such termination.

ARTICLE VIII

INDEMNITY; GENERAL PROVISIONS

Section 8.1                      Survival.  The representations, warranties and agreement of the Subscriber and the Company made in this Agreement shall survive the execution and delivery of this Agreement and the delivery of the Shares.

Section 8.2                      Indemnification.  Subject to the provisions of this Section 8.2, the Company will indemnify and hold each Subscriber and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Subscriber (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such  Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance), provided that the Company shall not be liable to a Purchaser Party for any consequential or punitive damages.  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of its representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such  Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance. The indemnification required by this Section 8.2 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

Section 8.3                      Fees and Expenses.  Each of the parties hereto shall be responsible to pay the costs and expenses of its own legal counsel in connection with the preparation and review of this Agreement and related documentation; provided however that the Company shall pay at the initial Closing the reasonable documented legal fees of G&M, legal counsel for the lead investor, in an amount of $30,000.

Section 8.4                      Amendment and Modification.  Neither this Agreement, nor any provisions hereof, shall be waived, amended, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, amendment, modification, discharge or termination is sought.

Section 8.5                      Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or email, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)           if to the Company, to:

Pershing Gold Corporation
1658 Cole Boulevard
Building 6, Suite 210
Lakewood, CO  80401
Attention:  Stephen Alfers
Email:  SAlfers@pershinggold.com
Facsimile:  (720) 974-7249

with a copy (which shall not constitute notice) to:

Davis Graham & Stubbs LLP
1550 17th Street, Suite 500
Denver, Colorado 80202
Attention:  Deborah J. Friedman
Email:  Deborah.Friedman@dgslaw.com
Facsimile:  (303) 893-1379

(ii)           if to Subscriber to the address, email and facsimile number(s), and with such copies as, indicated on the signature page.

Section 8.6                      Assignment; Successors.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Subscriber (other than by merger).  Following the Closing, any Subscriber may assign any or all of its rights under this Agreement to any Person to whom such Subscriber assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Subscribers.”

Section 8.7                      Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York.

Section 8.8                      Submission to Jurisdiction.  Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by the other party or its successors or assigns shall be brought and determined in any New York State or federal court sitting in The City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein.  Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.9                      Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.10                      Counterparts.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 8.11                      Interpretation.  The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.

Section 8.12                      Entire Agreement.  As between the Company and the Subscriber, the Transaction Documents, together with any confidentiality or nondisclosure agreement between the Company and the Subscriber, constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the purchase and sale of the Securities.

Section 8.13                      Notification of Changes.  The parties hereto hereby covenant and agree to notify each other upon the occurrence of any event prior to the closing of the purchase of the Securities pursuant to this Agreement which would cause any representation, warranty, or covenant of such party contained in any Transaction Document to be false or incorrect.

Section 8.14                      Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 8.15                      No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by any other Person.

Section 8.16                      Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Subscriber exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Subscriber may, at any time prior to the Company’s performance of such obligations, rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of the Preferred Stock or exercise of a Warrant, the applicable Subscriber shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to such Subscriber of the aggregate exercise price paid to the Company for such shares and the restoration of such Subscriber’s right to acquire such shares pursuant to such Subscriber’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

Section 8.17                      Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

Section 8.18                      Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Subscribers and the Company will be entitled to specific performance under the Transaction Documents, provided that the Company shall not be liable to any Subscriber for any consequential or punitive damages.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 8.19                      Payment Set Aside. To the extent that the Company makes a payment or payments to any Subscriber pursuant to any Transaction Document or a Subscriber enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 8.20                      Usury.  To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Subscriber in order to enforce any right or remedy under any Transaction Document.  Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the Closing Date thereof forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Subscriber with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Subscriber to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Subscriber’s election.

Section 8.21                      Independent Nature of Subscribers’ Obligations and Rights.  The obligations of each Subscriber under any Transaction Document are several and not joint with the obligations of any other Subscriber and no Subscriber shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Subscriber shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose.  Each Subscriber has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.  For reasons of administrative convenience only, each Subscriber and its respective counsel have chosen to communicate with the Company through G&M.  The Company has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Subscribers.  It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Subscriber, solely, and not between the Company and the Subscribers collectively and not between and among the Subscribers.

Section 8.22                      Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

Section 8.23                      Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

Section 8.24                      Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

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NOTICES

Notices to the Subscriber(s) pursuant to Section 8.5 shall be delivered to:

[Name of Subscriber]
[Address of Subscriber]
Email:

With a copy to:

Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
Email: counslers@aol.com

PURCHASE PRICE

Number of shares of Preferred Stock Subscribed for: ____________ x $990

Aggregate Purchase Price: _____________________

Warrant to purchase ________________ Underlying Shares (Number of shares of Preferred Stock x 1200)

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the [____] day of [__________], 2013.

PERSHING GOLD CORPORATION

By:
Name: Stephen Alfers
Title: Chief Executive Officer, President and Chairman

[NAME OF SUBSCRIBER],
[a [State] [corporation/limited liability company]]
[an individual]

By:
Name: [Name]
Title: [Title]

[Signature Page to Subscription Agreement]

Exhibit A

Certificate of Designation

Exhibit B

Subsidiary Information

Subsidiaries.

Subsidiaries	Jurisdiction of Organization	Authorized Capital Stock	Outstanding Equity Interests	Record Ownership
Gold Acquisition Corp., a Nevada corporation	Nevada	100,000 authorized shares.	100,000 shares issued.	Pershing Gold Corp.
Pershing Royalty Company, a Delaware corporation	Delaware	1,000 authorized shares.	10 shares issued.	Pershing Gold Corp.
EXCX Funding Corp., a Nevada corporation	Nevada	3,000 authorized shares.	1,000 shares issued.	Pershing Gold Corp

Exhibit C

Warrant

Exhibit D

Registration Rights Agreement

Exhibit E

Form of Opinion of Davis, Graham & Stubbs LLP

1.           The Company is a validly existing corporation in good standing under the laws of the State of Nevada.

2.           Each Subsidiary is a validly existing corporation, limited liability company or limited partnership in good standing under the laws of its jurisdiction of formation.

3.           The Preferred Shares and Subscription Warrants have been duly authorized and, when issued and delivered to and paid for by the Subscriber in accordance with the terms of the Subscription Agreement, (a) the Preferred Shares will be validly issued, fully paid and nonassessable and (b) the Subscription Warrants will be validly issued.   The Conversion Shares have been duly authorized and, when issued and delivered upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable.  The Warrant Shares have been duly authorized and, when issued and delivered to and paid for upon exercise of the Subscription Warrants in accordance with the Warrant Agreement, will be validly issued, fully paid and nonassessable.

4.           The Company has all requisite corporate power to execute and deliver the Subscription Agreement, Warrant Agreement and Registration Rights Agreement and to perform its obligations thereunder.  The execution and delivery by the Company of the Subscription Agreement, Warrant Agreement and Registration Rights Agreement and the performance of its obligations thereunder have been duly authorized by all necessary corporate action.  The Subscription Agreement, Warrant Agreement and Registration Rights Agreement have been duly executed and delivered by the Company and constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their terms.

5.           The execution and delivery by the Company of the Subscription Agreement, the performance of its obligations thereunder, and the issuance by the Company of the Preferred Shares and Subscription Warrants to the Subscriber, the issuance of the Conversion Shares upon conversion of the Preferred Shares in accordance with the Certificate of Designations and the issuance of the Warrant Shares upon exercise of the Subscription Warrants in accordance with the Warrant Agreement:

(i)           do not and will not violate the Organizational Documents;

(ii)           do not and will not result in a breach of or default under any agreement to which a member of the Company Group is a party that is material to the Company Group, taken as a whole, and has been filed by the Company as an exhibit to its Form 10-K for the year ended December 31, 2012 or any subsequent filing made by the Company under the Securities Exchange Act of 1934, as amended, through the date hereof (applying the laws of the State of Colorado in resolving questions of legality or legal construction, although such documents may be governed by other laws);

(iii)           do not and will not violate any order, judgment or decree of any court or other agency of government that is material to the Company Group, taken as a whole, and binding on a member of the Company Group; and

(iv)           do not and will not violate, or require any filing by the Company with or approval of any governmental authority or regulatory body under, any law or regulation currently in effect applicable to the Company (but we express no opinion relating to the United States federal securities laws or any state securities or blue sky laws except as set forth in paragraph 6 below), except for (A) such filings or approvals as already have been made or obtained under the Securities Act of 1933, as amended and (B) the filing of a Form D with the Securities and Exchange Commission in proper form within 15 days after the sale of Preferred Shares or Subscription Warrants.

6.           No registration of the Preferred Shares or Subscription Warrants under the U.S. Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Preferred Shares and Subscription Warrants by the Company to the Subscriber pursuant to and in the manner contemplated by the Subscription Agreement, or for the issuance to the Subscriber of the Conversion Shares upon conversion of the Preferred Shares in accordance with the Certificate of Designation and the issuance to the Subscriber of the Warrant Shares upon exercise of the Subscription Warrants in accordance with the Warrant Agreement.

7.           The authorized capital stock of the Company consists of an aggregate of Five Hundred Million (500,000,000) shares of Common Stock and Fifty Million (50,000,000) shares of Preferred Stock.

8.           Insofar as the statements in the paragraphs titled “Description of Securities” under the caption “Description of Securities” in the Company’s Form S-1 purport to summarize the Organizational Documents, such statements, to our knowledge, fairly present, in all material respects, an accurate summary of such Organizational Documents.

Exhibit F

Capitalization

The authorized capital stock of the Company consists of:

(i) 500,000,000 shares of Common Stock, of which 273,292,023 are issued and outstanding;

(ii) 2,250,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share, of which none are issued and outstanding;

(iii) 8,000,000 shares of Series B Convertible Preferred Stock, par value $0.0001 per share, of which none are issued and outstanding;

(iv) 3,284,396 shares of Series C Convertible Preferred Stock, par value $0.0001 per share, of which none are issued and outstanding;

(v) 7,500,000 shares of 9% Series D Cumulative Convertible Preferred Stock, par value $0.0001 per share, of which none are issued and outstanding;

(vi) 15,151 shares of Series E Convertible Preferred Stock, of which none are issued and outstanding; and

(vii) 28,950,453 undesignated shares of preferred stock, par value $0.0001 per share, of which none are issued and outstanding.

The Company also has issued and outstanding:

(a) warrants for the purchase of 12,809,031 shares of Common Stock at a weighted-average exercise price of $0.51 and

(b) outstanding equity-based compensation awards for the purchase of 33,200,000 shares of Common Stock at a weighted-average exercise price of $0.40.  All issued and outstanding shares of the Company’s capital stock are validly issued, fully paid and nonassessable.